     Exhibit 99.1

Pacific Premier Bancorp Announces Receipt of Stockholder Approval and Anticipated Closing Date
for Acquisition of Heritage Oaks Bancorp

Irvine, Calif., March 28, 2017 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (“Pacific Premier”), announced today that the Company received stockholder approval of the issuance of shares of its common stock in the proposed merger with Heritage Oaks Bancorp (“HEOP”) at a special meeting of the Company's stockholders held on March 27, 2017. The Company previously announced that it had received all required bank regulatory approvals necessary for the consummation of the merger of HEOP with and into the Company, with the Company as the surviving institution, and the merger of Heritage Oaks Bank, HEOP’s wholly-owned subsidiary, with and into Pacific Premier, with Pacific Premier as the surviving institution, from the Board of Governors of the Federal Reserve System and the California Department of Business Oversight. Subject to customary closing conditions, the transaction currently is expected to be consummated effective as of April 1, 2017.

Steven R. Gardner, Chairman, President and Chief Executive Officer of Pacific Premier Bancorp, commented, “We are pleased to have received the approval of our stockholders for the issuance of shares of our common stock to Heritage Oaks’ stockholders in connection with our acquisition of Heritage Oaks. We believe that these voting results are an affirmation of our belief that the combination of Pacific Premier and Heritage Oaks will create one of the most attractive commercial banks in California with significant opportunities to enhance the banking experience for our customers and drive increased value for our shareholders.”

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest banks headquartered in Southern California with $4.0 billion in assets. Pacific Premier Bank is a business bank primarily focused on serving small and middle market businesses in the counties of Los Angeles, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 15 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Murrieta, Newport Beach, Palm Desert (2), Palm Springs, Redlands, Riverside, San Bernardino (2), and San Diego.

Forward-Looking Comments

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; any oversupply of inventory and deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2016 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
Chairman, President and CEO
949-864-8000

Ronald J. Nicolas, Jr.
Senior Executive Vice President & CFO
949-864-8000